SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-TECH/OPS-SEVCON
GAMCO ASSET MANAGEMENT INC.
10/26/07 7,400 8.9854
10/25/07 1,500 9.0000
10/23/07 500 8.6500
10/04/07 700 8.9571
10/03/07 4,900 9.0000
10/02/07 100 8.9300
10/01/07 300 8.8533
9/26/07 100 8.4000
9/24/07 3,900 8.3923
GABELLI ADVISERS, INC.
9/28/07 300 8.6000
9/27/07 1,500 8.4900

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.